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                                                                    Exhibit 4.14

                       AMENDMENT NO. 8 TO CREDIT AGREEMENT

         This Amendment No. 8 to Credit Agreement (this "Amendment") is entered into as of March 18, 2003, by and among Midas, Inc. and Midas International Corporation (collectively, the "Borrowers" and individually, a "Borrower"), the Lenders, Bank One, NA, as administrative agent (the "Administrative Agent"), and Credit Suisse First Boston, as co-agent (the "Co-Agent").

                                    RECITALS
                                    --------

         A. The Borrowers, the lenders party thereto (the "Lenders"), the Administrative Agent and the Co-Agent are party to that certain Credit Agreement dated as of January 22, 1998 (as amended as of April 3, 1998, October 16, 1998, February 8, 1999, November 9, 2001, October 15, 2002, November 12, 2002 and January 21, 2003, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

         B. The Borrowers have requested that the Administrative Agent, the Co-Agent and the Lenders further amend the Credit Agreement.

         C. The Administrative Agent, the Co-Agent and the Lenders are willing to further amend the Credit Agreement on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

         1. Amendment to Credit Agreement. Section 6.18.1 of the Credit Agreement is hereby amended, effective as of December 28, 2002, by deleting it in its entirety and substituting therefor the following:

            "6.18.1. Minimum Net Worth. At all times after the date hereof, maintain a minimum Net Worth at least equal to the sum of (a) 75% of Net Worth as of the date on which substantially all of the transactions comprising the Distribution have been consummated (after giving effect to the consummation of the Closing Transactions and the Distribution) plus (b) 50% of positive Net Income, if any, for each Fiscal Quarter ending after the Closing Date and on or prior to the date of determination, plus (c) 100% of the amount of Net Available Proceeds realized by Midas or any Subsidiary from the issuance of equity securities after the Closing Date, less (d) cash charges not in excess of $31,000,000 relating to Midas's previously disclosed restructuring plan and non-cash charges, less (e) the aggregate consideration paid by Midas to repurchase or redeem its capital stock after December 26, 1998, in an amount not to exceed $34 million; provided, that, at the time of determination, the number of shares repurchased or redeemed is less than or equal to the number of shares in respect of which employees, officers and directors of Midas have exercised stock options after such date."



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         2. Representations and Warranties of the Borrowers. Each Borrower
represents and warrants that:

            (a) The execution, delivery and performance by such Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

            (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

            (c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

         3. Effective Date. This Amendment shall become effective upon satisfaction of the following conditions:

            (a) Executed Amendment. Receipt by the Administrative Agent of duly executed counterparts of this Amendment from the Administrative Agent, the Borrowers and the Required Lenders.

           (b) Amendment to Note Agreement. Receipt by the Administrative Agent of an executed amendment to the Note Agreement reflecting modifications to such Note Agreement corresponding to the amendment set forth in Section 1 of this Amendment, in form and substance acceptable to the Administrative Agent.

         4. Reference to and Effect Upon the Credit Agreement.

            (a) Except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any Default or Unmatured Default or any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and each Borrower hereby fully ratifies and affirms each Loan Document to which it is a party.

            (b) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

                                     - 2 -


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     5. Costs and Expenses. The Borrowers hereby affirm their joint and several obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees and expenses of attorneys for the Administrative Agent with respect thereto.

     6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

     9. Reaffirmation of Guaranty. Each of Midas and International hereby reaffirms its obligations under Article XIII and Article XIV, respectively, of the Credit Agreement.

     10. Acknowledgment. Each Borrower hereby waives, discharges and forever releases the Administrative Agent, the Arranger, the Co-Agent and each of the Lenders, and each of their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that such Borrower has or may have had at any time through (and including) the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to any Borrower or whether any such claims, causes of action, allegations or assertions arose as a result of the Administrative Agent's, the Arranger's, the Co-Agent's or any Lender's actions or omissions in connection with the Credit Agreement or the other Loan Documents, including any amendments or modifications thereto, or otherwise.

                            [signature pages follow]

                                     - 3 -


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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                       MIDAS, INC.

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                                       MIDAS INTERNATIONAL
                                       CORPORATION

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                                       BANK ONE, NA, individually and as
                                       Administrative Agent

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                                       CREDIT SUISSE FIRST BOSTON,
                                       individually and as Co-Agent

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                                       ABN AMRO BANK N.V.

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                          Signature Page to Amendment
                           No. 8 to Credit Agreement

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                                       BNP PARIBAS


                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                                       MIZUHO CORPORATE BANK, LTD.

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                                       THE NORTHERN TRUST COMPANY

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                                       U.S. BANK NATIONAL ASSOCIATION

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                           Signature Page to Amendment
                            No. 8 to Credit Agreement